UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010 (July 8, 2010)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

The Board of Directors (the “Board”) of The Warnaco Group, Inc. (the “Company”) has approved amended and restated by-laws of the Company (the “By-laws”), effective July 8, 2010.  The principal amendments to the By-laws are summarized below.

Section 2.02 (“Special Meetings”) of the By-laws was amended to provide that (i) special meetings of stockholders may also be called by a committee of the board, or the chairman of such committee, that has been duly designated with the power and authority to call such meetings, and (ii) only business specified in the notice of a special meeting of stockholders may be conducted at such meeting.

Amendments to Section 2.11 (“Nomination of Directors; Nature of Business at Meetings of Stockholders”) of the By−laws were made to (i) expand the disclosure that a stockholder must provide in its notice when submitting director nominations or proposals with respect to any other business to be transacted at the Company’s annual meeting of stockholders, including information about any derivative positions held beneficially or of record by such stockholder or director nominee in the Company’s securities, and whether any derivative, hedging or other transactions have been entered into by or on behalf of the stockholder or the director nominee, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the stockholder or director nominee, (ii) require updates to such notice, within five days of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, so the disclosure in the notice is true and correct as of such record date, and (iii) provide that the adjournment or postponement of an annual meeting or special meeting shall not extend or alter the time period in which a stockholder is required to give notice pursuant to the provisions of Section 2.11.

Section 2.12 (“Conduct of Meetings”) of the By-laws was added to clarify the authority of the Board (and to the extent not inconsistent with the rules and regulations adopted by the Board, the chairman of any meeting of stockholders) to adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate.

Section 5.07 (“Fixing Date for Determination of Stockholders of Record”) of the By-laws was amended to add the requirement that a stockholder seeking to take action by written consent in lieu of a meeting must first submit a written notice to the Company requesting the Board to adopt a resolution fixing the record date for determining stockholders entitled to consent to such action in writing.  Upon receiving such a request, the Board is required to act promptly, but in all events within 10 days after the date on which the request is received.  The record date may not be more than 10 days after the date upon which the resolution fixing such date is adopted by the Board.  If the Board fails to act within the established time frame, the record date will be fixed in accordance with the provisions set forth in Section 5.07.

Section 8.01 (“Amendments”) of the By-laws was revised to provide that any By-law amendment may be adopted, amended or repealed by vote of the majority of the entire Board.  Section 8.01 had previously provided that any such amendment, adoption or repeal may be taken upon the vote of the Board.  The provision allowing stockholders owning a majority of the Shares to amend the By-laws was not changed.

In addition, changes to the By-laws were made to allow for and establish procedures with respect to, in conformity with the DGCL, the use of electronic transmissions: (i) Section 2.03 (“Notice of Meetings”), Section 2.04 (“Waiver of Notice”) and 2.10 (“Stockholders’ Consent in Lieu of Meeting”) were amended to allow for the use of electronic transmission in providing notice of stockholder meetings, waiving notice of such meetings, and taking stockholder action by written consent, respectively; and (ii) Section 3.03 (“Resignation”), Section 3.06 (“Notice of Meetings”) and Section 3.08 (“Directors’ Consent in Lieu of Meeting”) were amended to provide for the use of electronic transmissions with respect to delivery of director resignations, notice of Board meetings, and taking Board action by written consent, respectively.  Section 2.09 (“Proxies”) of the By-laws was also amended to clarify the variety of means, including by electronic transmission, by which a stockholder may authorize another person or persons to act as proxy.

The foregoing summary of the changes to the Company’s By-laws is qualified in its entirety by the full text of the By-laws of the Company, as amended and restated, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.2           Third Amended and Restated By-laws of the Company

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: July 13, 2010	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Document
3.2	Third Amended and Restated By-laws of the Company